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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
Filed by the Registrant |X|
Filed by a party other than the Registrant
|_| Check the appropriate box:
|_| Preliminary proxy statement               |_|  Confidential,  For Use of the
|X|  Definitive  proxy  statement                  Commission Only (as permitted
|_|  Definitive   additional  materials            by Rule 14a-6(e)(2))
|_|  Soliciting  material
     pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Semitool, Inc.
                (Name of Registrant as Specified in Its Charter)

                                 Semitool, Inc.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


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(2) Aggregate number of securities to which transactions applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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(4) Proposed maximum aggregate value of transaction.


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(5) Total fee paid:


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       |_|  Fee paid previously with preliminary materials:


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       |_| Check box if any part of the fee is offset as  provided  by  Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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


                                 SEMITOOL, INC.
--------------------------------------------------------------------------------


                    Notice of Annual Meeting of Shareholders
                           To Be Held February 9, 1999


To the Shareholders of Semitool, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Semitool, Inc., a Montana corporation (the "Company"), will be held at the Best Western Outlaw - Cavanaughs Hotel, 1701 Highway 93 South, Kalispell, Montana 59901, at 2:30 p.m., local time, on February 9, 1999, for the following purposes:

         1. ELECTION OF DIRECTORS. To elect six directors of the Company to serve until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified.

         2. APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED SEMITOOL, INC. 1994 STOCK OPTION PLAN, AS AMENDED. To approve and ratify the Amended and Restated Semitool, Inc. 1994 Stock Option Plan, as amended, to increase the number of shares of Common Stock available for issuance thereunder by 200,000 shares from 1,300,000 shares to 1,500,000 shares.

         3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending September 30, 1999.

         4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.

         The Board of Directors has fixed the close of business on January 4, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the 1999 Annual Meeting of Shareholders and any adjournment or postponement thereof.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                             By Order of the Board of Directors,

                                             /s/Raymon F. Thomspon
                                             -----------------------------------
                                             Raymon F. Thompson
                                             Chairman of the Board

Kalispell, Montana
January 21, 1999

                                 SEMITOOL, INC.

                             655 West Reserve Drive
                            Kalispell, Montana 59901

                                 PROXY STATEMENT


General Information

         This Proxy Statement is furnished to the shareholders of Semitool, Inc., a Montana corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on February 9, 1999, at the Best Western Outlaw - Cavanaughs Hotel, 1701 Highway 93 South, Kalispell, Montana 59901, at 2:30 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. William A. Freeman) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

         The close of business on January 4, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 13,792,023 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director-nominees as he or she may designate.

         Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


         As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is set at Seven. Six directors will be elected at the Annual Meeting to serve until the 2000 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. Following the Annual Meeting there will be one vacancy on the Board of Directors. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the additional vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the six nominees for director who receives the greatest number of votes will be elected.

         Set forth below is the age and certain biographical information relating to the director nominees.

         Raymon F. Thompson, age 57, founded the Company and has served as Chairman since its inception. Mr. Thompson previously served as Chief Executive Officer and President. In 1979, Mr. Thompson designed, patented and introduced the first on-axis rinser/dryer for the semiconductor industry.

         Howard E. Bateman, age 64, has served on the Company's Board of Directors since 1990. Mr. Bateman formerly owned and operated Entech, a Pennsylvania company that was an independent sales representative for the Company's products from 1979 to 1996.

         Richard A. Dasen, age 56, has served on the Company's Board of Directors since 1984. From 1974 to 1992, Mr. Dasen owned and managed Evergreen Bancorporation, a multi-bank holding company. Since 1992, Mr. Dasen has been an independent businessman.

         Timothy C. Dodkin, age 49, joined the Company in 1985 and served as the Company's European Sales Manager from 1985 to 1986. Since 1986, Mr. Dodkin has served as Managing Director of Semitool Europe, Ltd. Prior to joining the Company Mr. Dodkin worked at Cambridge Instruments, a semiconductor equipment manufacturer, for ten years in national and international sales.

         Daniel J. Eigeman, age 64, has served on the Company's Board of Directors since 1985. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., CPAs, and since 1993 has been stockholder/partner of Junkermier, Clark, Campanella, Stevens, P.C., CPAs. Mr. Eigeman served as President of the Montana Society of Certified Public Accountants in 1993 and currently serves as a director of CPA Mutual Insurance of America, Inc.

         Calvin S. Robinson, age 78, has served on the Company's Board of Directors since 1982 and since February of 1996 has served as the Company's Secretary. Mr. Robinson has been of counsel to Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P., since 1989. This firm has provided legal services to the Company since 1979. Mr. Robinson is also a director of Winter Sports, Inc.

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE.



Relationships Among Directors or Executive Officers

         There are no family relationships among any of the directors or executive officers of the Company, except that Thomas Sulzbacher, a vice president of the Company, is the son-in-law of Raymon F. Thompson.

Meetings and Committees of the Board of Directors

         During the fiscal year ended September 30, 1998, the Board met five times. The Board has three committees: the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. During the fiscal year ended September 30, 1998, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

         The Audit Committee, which held two meetings in the fiscal year ended September 30, 1998, consisted of Messrs. Dasen and Eigeman. The Audit Committee reviews and supervises the Company's financial controls, including selecting the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

         The Compensation and Stock Option Committee, which held two meetings in the fiscal year ended September 30, 1998, consists of Messrs. Bateman, Osborne, and Robinson. The Compensation and Stock Option Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock option plan and performs such other duties as may from time to time be determined by the Board.

         The Nominating Committee, which held three meetings in the fiscal year ended September 30, 1998, consists of Messrs. Bateman, Osborne, and Thompson. The Nominating Committee nominates directors to hold office for the ensuing year and until their respective successors are duly elected and qualified. The Nominating Committee may consider recommendations from shareholders if received in writing addressed to the Secretary of the Company no later than 120 days prior to the 12-month anniversary of the previous annual meeting of shareholders.

Compensation of Directors

         Upon becoming a member of the Board, non-employee directors receive options (the "Initial Option Grants") to purchase 3,000 shares of Common Stock, and thereafter receive an annual option grant (the "Annual Option Grants") to purchase 2,000 shares of Common Stock. The Company's non-employee directors receive a $1,000 monthly fee, $1,000 for each Board meeting attended and $500 for each committee meeting attended that is not held in conjunction with a Board meeting. All non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date for (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.


                                                                                 Shares Beneficially Owned
                                                                       ----------------------------------------
Directors, Executive Officers and 5% Shareholders                            Number                  Percent(1)
--------------------------------------------------------------         -----------------         --------------
     Raymon F. and Ladeine A. Thompson(2)                                  6,359,234                    46.1%
     Howard E. Bateman(3)                                                     13,000                      *
     Richard A.Dasen(3)                                                       12,000                      *
     Daniel J. Eigeman(3)                                                      9,900                      *
     John S.Osborne(4)                                                         9,000                      *
     Calvin S. Robinson(3)                                                     9,750                      *
     Timothy C.Dodkin(5)                                                      37,000                      *
     Fabio Gualandris(6)                                                      10,000                      *
     Gregory L. Perkins(7)                                                    39,450                      *
     Thomas Sulzbacher(8)                                                     55,175                      *
     All directors and officers as a group (12 persons)(9)                 6,568,009                    47.2%


*     Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Includes 318,750 shares held in the name of the Gina Thompson Trust of which Mr. Thompson is the trustee, and includes 90,000 shares held in the name of the Floyd Foundation Trust of which Mr. Thompson is the trustee.
(3) Includes 9,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(4) Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(5) Includes 35,500 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(6) Includes 10,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(7) Includes 39,450 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(8) Includes 15,800 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.
(9) Includes 155,250 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

                                 PROPOSAL NO. 2

      APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED SEMITOOL, INC.
                       1994 STOCK OPTION PLAN, AS AMENDED


         The Company's shareholders are being asked to act upon a proposal to approve and ratify the action of the Board amending the Company's Amended and Restated 1994 Stock Option Plan (the "Option Plan"). Approval and ratification of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

         The Board amended the Option Plan in December 1998, subject to shareholder approval and ratification of the amended Option Plan, to increase the number of shares reserved for issuance under the Option Plan by 200,000 shares from 1,300,000 shares to 1,500,000 shares.

         The Board believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices.

         Amended Plan Benefits. As of the date of this Proxy Statement, no non-employee directors and no associates of any director, executive officer or nominee for director has been granted any options subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        APPROVAL AND RATIFICATION OF THE
                            OPTION PLAN, AS AMENDED.

General Description

         The following is a general description of the principal terms of the Option Plan, the amendment approved by the Board and the purpose of the amendment. Although the Company believes that the following description provides a fair summary of the material terms of the Option Plan, the description is qualified in its entirety by the text of the Option Plan, as proposed to be amended.

         The Option Plan was adopted by the Board and approved by the shareholders of the Company in December 1994. The purpose of the Option Plan is to assist the Company in attracting and retaining high quality personnel and to provide a means whereby eligible employees (including officers and employee directors) and non-employee directors can acquire Common Stock through the exercise of options, thereby aligning the interests of employees, officers and directors with the interests of shareholders. The Option Plan provides for the granting to employees (including officers and employee directors) of incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees, directors and consultants of nonqualified stock options. The Company cannot grant an Incentive Stock Option if as a result of the grant the optionee would have the right in any calendar year to exercise (under all plans of the Company or its affiliates) for the first time one or more Incentive Stock Options for shares having an aggregate fair market value (determined as of the grant date) in excess of $100,000. As of the Record Date, approximately 182 persons were either participating in or eligible to participate in the Option Plan and options to purchase 1,357,500 shares had been granted under the Option Plan of which options to purchase 859,375 shares were outstanding.

         The Option Plan is currently administered by the Compensation and Stock Option Committee of the Board (the "Compensation Committee"), which, except for Initial Option Grants and Annual Option Grants to non-employee directors, determines the terms of the options granted under the Option Plan, including the exercise price, the number of shares subject to the option and exercisability. Generally, 5% of the shares subject to the option granted under the Option Plan become exercisable at the end of each three-month period commencing three months after the grant date such that the option is fully exercisable five years after the grant date. No Incentive Stock Option may be transferred by the optionee other than by will or the laws of descent or distribution. Each Incentive Stock Option may be exercised, during the lifetime of the optionee, only by such optionee.

         Under the Option Plan, non-employee directors receive Initial Option Grants to purchase 3,000 shares of Common Stock upon the date he or she becomes a director. Thereafter, immediately following each annual meeting of shareholders, each non-employee director who continues as such following the annual meeting and has attended two or more meetings of the Board of Directors as of the time of such annual meeting, receives an Annual Option Grant to purchase 2,000 shares of Common Stock.

         The Board of Directors believes there are insufficient shares of Common Stock currently available under the Option Plan to satisfy option grants anticipated to be effected in 1998. The shareholders of the Company are therefore being asked to approve the Option Plan, as amended, to increase the number of shares of Common Stock available for issuance thereunder by 200,000 shares from 1,300,000 shares to 1,500,000 shares.

         In general, the exercise price of stock subject to the Initial Option Grants and the Annual Option Grants is the fair market value of the Common Stock on the date of grant. The Initial Option Grants vest and become exercisable as of the date of grant and the Annual Option Grants vest and become exercisable as to 25% of the shares covered thereby on the last day of each three-month period following the date of grant such that the option becomes fully exercisable twelve months after the grant date.

         The exercise price of Incentive Stock Options granted under the Option Plan must equal at least the fair market value of the Common Stock on the date of grant. The exercise price of any Incentive Stock Option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The Compensation Committee determines the exercise price of nonqualified stock options other than Initial Option Grants and Annual Option Grants. In general, payment of the exercise price may be made in cash, by the optionee's personal check, certified check or other specified consideration.

         In general, except for options granted to non-employee directors, the Option Plan provides that the Compensation Committee may include a provision in the option agreement providing that, in the event of a Change in Control (as defined in the Option Plan), any outstanding options covered by such agreement shall be fully vested, nonforfeitable and become exercisable as of the date of the Change in Control. If the Compensation Committee elects to include such a provision, the option agreement will provide that, (a) in the event of a Change in Control relating to (i) an acquisition of Common Stock resulting in the beneficial ownership by any person or related group of persons of more than 50% of the total combined voting power of the outstanding Common Stock, (ii) a change in the composition of the Board over a 36 month period or (iii) approval by the Company's shareholders of any reverse merger in which the Company survives as an entity, but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, the option shall remain exercisable for the remaining term of the option, and (b) in the event of a Change in Control relating to (x) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the Company's state of incorporation) or (y) the approval by the Company's shareholders of either the sale, transfer or other disposition of all or substantially all of the assets of the Company or the complete liquidation or dissolution of the Company, the option shall terminate as of the effective date of such merger, disposition of assets, liquidation or dissolution. As to options granted to non-employee directors, (A) in the event of a Change in Control relating to (i), (ii) or
(iii) above, any such outstanding options become fully vested and remain exercisable for the remaining term of such options and (B) in the event of a Change in Control relating to (x) or (y) above, any such outstanding options terminate as of the effective date of such merger, disposition of assets, liquidation or dissolution.

Federal Income Tax Information

         If an option granted under the Option Plan is an Incentive Stock Option, the optionee will recognize no income upon grant of the option and incur no tax liability due to the exercise of the option unless the optionee is subject to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an Incentive Stock Option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, a gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Under current law, the maximum federal long-term capital gain tax rate for individuals is 20% while the maximum federal ordinary income tax rate for individuals is 39.6%.

         All options which do not qualify as Incentive Stock Options are referred to as nonqualified stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code within 30 days after the date of exercise. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment of cash or out of the current earnings paid to the optionee. Upon disposition of such shares, the optionee will recognize a capital gain or loss equal to the difference between the sale price and sum of the amount paid for the shares plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan and does not purport to be complete. The foregoing does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1984 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending September 30, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
         THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
                    INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING SEPTEMBER 30, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                           Summary Compensation Table

         The following table sets forth information relating to compensation received by the Company's current and former Chief Executive Officers and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the periods indicated.


                                                                                        Long-Term
                                                                                       Compensation
                                                                                        Securities
                                                                                        Underlying            All Other
   Name and Principal Position          Year         Salary            Bonus            Options(#)          Compensation
----------------------------------     -------     ------------    --------------    -----------------    ------------------
Raymon F. Thompson                      1998        $250,010            --                  --            $   5,000(1)
   Chairman of the Board of             1997         243,345            --                  --                4,750(1)
   Directors                            1996         230,015          $70,000               --
                                                                                                              4,750(1)
Fabio Gualrandis(2)                     1998         130,000            --                100,000           127,599(3)
   President and Chief Executive
   Officer
Timothy C. Dodkin(4)                    1998         413,239            --                 25,000            10,313(1)
   Managing Director, Semitool          1997         303,536          162,749              10,000             2,620(1)
   Europe Ltd.                          1996         228,565           50,000               --                2,504(1)
Thomas Sulzbacher Vice President        1998         189,146            --                 20,000             5,000(1)
   of Sales and Marketing               1997         151,507           75,025              20,000             5,250(1)
Gregory L. Perkins                      1998         158,340            --                 20,000             5,225(1)
   Vice President and General           1997         147,472           60,000               7,000             3,938(1)
   Manager                              1996         141,180            --                  --                2,573(1)



(1) Represents Company contributions to the Company's 401(k) plan on behalf of the Named Executive Officer, except that amounts for Mr. Dodkin represent Company contributions to a United Kingdom employee benefit plan that is similar to the Company's 401(k) plan on behalf of Mr. Dodkin.
(2) In July 1998, Mr. Gualrandis joined Semitool Europe, Ltd., a wholly owned subsidary of the Company. In October 1998, Mr. Gualrandis was appointed President and Chief Executive Officer of the Company. Salary amount for Mr. Gualrandis reflects salaries received since July 1998.
(3) Includes $120,000 in relocation expenses, $4,050 in housing expenses and $3,549 in car allowance paid to Mr. Gualrandis.
(4) Mr. Dodkin's compensation is paid in UK Pounds Sterling. The average UK Pound Sterling exchange rates for fiscal 1996, 1997 and 1998 were 1.565, 1.638, and 1.65, respectively.

                        Option Grants in Last Fiscal Year

         The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended September 30, 1998. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the respective options based on assumed rates of annual compound price appreciation during the option term.



                                                      Individual Grants
                                --------------------------------------------------------------
                                                                                                  Potential Realizable Value
                                  Number of      % of Total                                         at Assumed Annual Rate
                                 Securities        Options                                              of Stock Price
                                 Underlying       Granted to     Exercise                              Appreciation for
                                   Options       Employees in    Price Per      Expiration              Option Term(1)
         Name                     Granted(2)      Fiscal Year      Share           Date                5%            10%
-----------------------------     ----------      -----------    ---------      -----------       --------------------------
Raymon F. Thompson...........
                                     --               --            --              --             --               --
Fabio Gualandris.............
                                   100,000          23.28%        $8.625          6/30/08         1,151,565        1,999,603
Timothy C. Dodkin............
                                    25,000           5.82%       $11.875          1/26/08           186,703          473,142
Thomas Sulzbacher............
                                    20,000           4.66%       $11.875          1/26/08           144,996          378,514
Gregory L. Perkins...........
                                    20,000           4.66%       $11.875          1/26/08           144,996          378,514

-------------------------------

(1) Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.
(2) Reflects options that have a ten year term and vest and become exercisable at the rate of 5% per quarter.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

         During 1998, No named Executive Officer exercised options to purchase shares of the Company's Common Stock. The following table discloses for each of the Named Executive Officers certain information relating options to purchase the Company's Common Stock held at the end of the fiscal year ended September 30, 1998.


                                               Number of Securities                      Value of Unexercised
                                              Underlying Unexercised                     In-the-Money Options
                                         Options at September 30, 1998(#)            at September 30, 1998($)(1)
                                       -------------------------------------    ---------------------------------------


                 Name                    Exercisable         Unexercisable         Exercisable          Unexercisable
       -------------------------       ---------------    ------------------    ----------------    -------------------

       Raymon F. Thompson.....           None                 None              $     0             $     0
       Fabio Gualandris.......            --                100,000                   0                   0
       Timothy C. Dodkin......          29.750               41,250                   0                   0
       Thomas Sulzbacher......          11,500               34,500                   0                   0
       Gregory L. Perkins.....          34,500               34,500                   0                   0



(1) Based on the fair market value of the Company's Common Stock as of September 30, 1998 of $5.875. No options held by Named Executive Officers were "in-the-money" as of such date.


Compensation Committee Interlocks and Insider Participation



         During the fiscal year ended September 30, 1998, Messrs. Bateman, Osborne and Robinson served on the Compensation Committee of the Board of Directors. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.





                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS




         This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

         The Compensation and Stock Option Committee of the Board (the "Compensation Committee") was formed in 1995 and consists of Messrs. Bateman, Osborne and Robinson. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

         The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

         The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

         Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

         Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally. No bonuses were paid based on fiscal 1998 performance.

         Stock Option Grants. Stock options are granted to executive officers and other employees under the Option Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a five-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the Option Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

         Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company's performance.

         Deductibility of Compensation. Section 162(m) of the Internal Revenue Code ("IRC") disallows a deduction by the Company for certain compensation exceeding $1.0 million paid to any Named Executive Officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the Option Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the Option Plan.

Chief Executive Officer Compensation

         The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Thompson's base salary for the fiscal year ended September 30, 1998 was $250,000. Mr. Thompson's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. However, Mr. Thompson voluntarily lowered his base salary from $250,000 to $150,000 in response to the semiconductor capital equipment industry's downturn. Prior to the voluntary reduction, Mr. Thompson's base salary was at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Thompson received no stock options or bonuses during the fiscal year ended September 30, 1998.


         Mr. Gualandris's base salary for the fiscal year ending September 30, 1999 has been established at $260,000. As in the case of Mr. Thompson, Mr. Gualandris's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Gualandris's base salary is at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Gualandris received stock options to purchase 100,000 shares of the Company's Common Stock at the time of his joining Semitool Europe, Ltd. No other stock options or bonuses were granted to him upon his appointment as the Company's President and Chief Executive Officer.


                                           MEMBERS OF THE COMPENSATION COMMITTEE



                                           Howard E. Bateman
                                           John F. Osborne
                                           Calvin S. Robinson

                              CERTAIN TRANSACTIONS



         The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended September 30, 1998 between the Company and certain affiliated parties. The Company believes that the terms of such transactions were no less favorable to the Company than could have been obtained from an unaffiliated party.

         During the fiscal year ended September 30, 1998, the Company leased airplanes from Raymon F. Thompson. Under these lease agreements, the Company made rental payments to Raymon F. Thompson of $1,273,200 during the fiscal year ended September 30, 1998. The Company currently leases one airplane from Mr. Thompson with monthly rental charge of $22,000. This lease agreement expires in March of 1999. The terms of the lease agreement were based on quotes from independent aircraft leasing dealers for the same type of aircraft. The Company believes that these lease agreements are on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

         Fastener's West, Inc. ("FWI"), 76% of which was owned by Raymon F. Thompson until January of 1998 when he sold his entire ownership of "FWI", supplies some of the fasteners used by the Company. During the fiscal year ended September 30, 1998, total purchases by the Company from FWI amounted to approximately $441,000. Prices paid by the Company are comparable to the list price paid by other FWI customers.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from February 2, 1995, the date of the Company's initial public offering, through the end of the Company's fiscal year ended September 30, 1998, with the percentage change in the cumulative total return for the Nasdaq Composite Index (U.S. Companies) and the Hambrecht & Quist Semiconductor Index. The comparison assumes an investment of $100 on February 2, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                      STOCK PERFORMANCE GRAPH APPEARS HERE


                COMPARISON OF 31 MONTH CUMULATIVE TOTAL REUTRN*

           AMONG SEMITOOL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

                 AND THE HAMBRECHT & QUIST SEMICONDUCTOR INDEX

Following is a listing of each of the plot points illustrated in the graph:

                                 02/02/95   03/95   06/95   09/95   12/95   03/96   06/96   09/96   12/96   03/97   06/97
SEMITOOL, INC.                        100     162     246     288     150     173     150     137     110     127     134
NASDAQ COMPOSIT INDEX                 100     107     123     137     139     146     157     163     171     162     191
HAMBRECHT & QUIST SEMICONDUCTORS      100     115     161     182     132     125     120     136     171     193     217

                                    09/97   12/97   03/98   06/98   09/98
SEMITOOL, INC.                        290     151     147      94      68
NASDAQ COMPOSIT INDEX                 224     210     246     253     229
HAMBRECHT & QUIST SEMICONDUCTORS      272     181     207     178     155

*  $100 INVESTED ON 02/02/95 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.  FISCAL YEAR ENDING SEPTEMBER 30.


                              SHAREHOLDER PROPOSALS


         To be considered for presentation to the annual meeting of the Company's shareholders to be held in 2000, a shareholder proposal must be received by Mr. William A. Freeman, Chief Financial Officer, 655 West Reserve Drive, Kalispell, Montana 59901, no later than September 23, 1999.


                      SHAREHOLDER NOMINATIONS FOR DIRECTOR


         Pursuant to the Company's bylaws, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceeding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sicty days from such anniversary, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting, or (2) tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.


         Such shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.


                                  OTHER MATTERS

         Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 1998, all Reporting Persons complied with all applicable filing requirements.

         Other Matters. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                             By Order of the Board of Directors,


                                             Raymon F. Thompson
                                             Chairman of the Board


January 21, 1999
Kalispell, Montana



                       AMENDED AND RESTATED SEMITOOL, INC.
                             1994 STOCK OPTION PLAN



      1.      Establishment, Purpose, and Definitions.

              (a) There is hereby adopted the 1994 Stock Option Plan (the "Plan") of Semitool, Inc. (the "Company").

              (b) The purpose of the Plan is to provide a means whereby eligible individuals (as defined in Section 4, below) can acquire Common Stock of the Company (the "Stock"). The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options").

              (c) The term "Affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

      2.      Administration of the Plan.

              (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to Section 2(e) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). None of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company or its affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to the grant of automatic options provided in Section 7 below and pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this
Section 2(a) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

              (b) Except for options granted to Non-Employee Directors pursuant to Section 7, the Committee shall determine which eligible individuals (as defined in Section 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

              (c) Except for options granted to Non-Employee Directors pursuant to Section 7, the Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the optionee's rights under an outstanding option shall not be made without the optionee's written consent. The Committee may, with the optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

              (d) The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants. Notwithstanding the foregoing, the Committee shall not exercise any discretionary functions with respect to options granted to Non-Employee Directors pursuant to Section 7.

              (e) Notwithstanding the foregoing provisions of this Section 2, grants of options to any "Covered Employee," as such term is defined by Section 162(m) of the Code shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two or more "outside directors," within the meaning of
Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m). In the case of such grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee as specified above.

      3.      Stock Subject to the Plan.

              (a) An aggregate of not more than 1,500,000 shares of Stock shall be available for the grant of stock options under the Plan, of which not more than 90,000 shares shall be available for the grant of options under Section 7 of the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

              (b) If there is any change in the Stock subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent), or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options.

      4. Eligible Individuals. The persons eligible to participate in the Plan (other than pursuant to Section 7) are such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options. Except for grants pursuant to Section 7, Eligible Individuals shall not include Non-Employee Directors.

      5. The Option Price. The exercise price of each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. Except as provided in
Section 7, the exercise price of each nonqualified stock option shall be as determined by the Committee. Notwithstanding the foregoing, (i) in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in Section 3(b), above.

      6.      Terms and Conditions of Options.

              (a) Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted.

              (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that (i) the term of an incentive stock option shall not be more than 10 years, (ii) in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five years, and (iii) the term of an option granted pursuant to Section 7 shall be as provided in Section 7.

              (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. Notwithstanding the designation in an option agreement, to the extent that the $100,000 limit is exceeded for any calendar year, the excess options shall be nonqualified stock options.

              (d)  Except  for  grants to  Non-Employee  Directors  pursuant  to
Section 7, which shall be granted on the form of Stock Option Agreement attached hereto as Exhibit A, the Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee not inconsistent with this Plan. If an option, or any part thereof is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

              (e) The maximum amount of Stock for which options may be granted pursuant to any individual per calendar year under the Plan shall be 375,000 shares, subject to adjustment pursuant to Section 3(b). To the extent required by Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this Section 6(e). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option.

      7.      Stock Options for Non-Employee Directors

              (a) Automatic Grant of Options. An option to purchase 3,000 shares of Stock shall be granted ("Initial Grant") to each director who is not an employee of the Company ("Non-Employee Director"), such Initial Grant to be made
(i) to the then existing Non-Employee Directors upon the closing of the Company's initial public offering of its Stock in an underwriting pursuant to a registration statement filed under the Securities Act of 1933 ("IPO") and (ii) to other Non-Employee Directors elected or appointed to the Board after the IPO upon the date each first becomes a Non-Employee Director of the Company. Thereafter, immediately following each annual meeting of the Company's stockholders, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted an option to purchase 2,000 shares of Stock ("Subsequent Grant"); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company and attended at least two (2) meetings of the Board of Directors, as of the time of such annual meeting. Each such Subsequent Grant shall be made on the date of the annual stockholders' meeting in question; provided, however, that as to Subsequent Grants made to Non-Employee Directors in connection with the Company's 1996 annual stockholders' meeting (the "1996 Annual Meeting"), (x) Non-Employee Directors who have served as a director of the Company, as of the time of the 1996 Annual Meeting, for at least one year, shall be granted an option to purchase 1,500 shares of Stock on the date of the 1996 Annual Meeting and shall be granted an option to purchase 500 shares of Stock on May 20, 1996, and (y) Non-Employee Directors who have not served as a director of the Company for at least one year, as of the time of such annual meeting, but have attended at least two (2) meetings of the Board of Directors, as of the time of the 1996 Annual Meeting, shall be granted an option to purchase 2,000 shares of Stock on May 20, 1996. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. All options granted to Non-Employee Directors shall be nonqualified stock options.

              (b) Option Exercise Price. The exercise price per share of Stock covered by each option shall be the per-share fair market value of the Stock on the date the option is granted; provided that the exercise price per share of Stock covered by options constituting Initial Grants under Section 7(a)(i) above shall be the per-share price to the public in the IPO; provided further, however, that the exercise price per share of Stock covered by options granted on May 20, 1996 under Section 7(a)(x) and (y) above shall be the lesser of the per-share fair market value of the Stock on February 16, 1996 or the per-share fair market value of the Stock on the date the option is granted. The exercise price of an option granted under the Plan shall be subject to adjustment to the extent provided in Section 3(b) hereof.

              (c) Exercisability. Each Initial Grant shall vest and become exercisable as of the date of grant. Each Subsequent Grant shall vest and become exercisable as to 1/4 of the shares covered thereby on a quarterly basis on the last day of each three-month period following the date of grant such that the option will be fully exercisable twelve (12) months after its date of grant.

      8. Use of Proceeds. Cash proceeds realized from the sale of Stock under the Plan or pursuant to options granted under the Plan shall constitute general funds of the Company.

      9.      Amendment, Suspension, or Termination of the Plan.

              (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 3(b), above, the Board shall in no event amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

                  (i) To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

                  (ii) To change the designation or class of persons eligible to receive incentive stock options under the Plan.

              (b) No option may be granted nor any Stock issued under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 9.

              (c) Notwithstanding the provisions of Sections 9(a) and 9(b), above, the provisions set forth in Section 7 of the Plan (and any other sections of the Plan that affect the formula award terms of option grants to Non-Employee Directors required to be specified in the Plan by Rule 16b-3) shall not be amended periodically and in no event more than once every six months, other than to comport with changes to the Code, the Employee Retirement Income Security Act of 1974, as amended, or any applicable rules and regulations thereunder.

      10. Assignability. To the extent required by Rule 16b-3, no option granted pursuant to this Plan shall be transferable by the holder except by operation of law or by will or the laws of descent and distribution; provided, that, if Rule 16b-3 is amended after the date of the Board's adoption of the Plan to permit broader transferability of options under that Rule, (i) options granted under Section 7 to Non-Employee Directors shall be transferable to the fullest extent permitted by Rule 16b-3 as so amended, (ii) any other option shall be transferable to the extent provided in the option agreement covering the option, and the Committee shall have discretion to amend any such outstanding option to provide for broader transferability of the option as the Committee may authorize within the limitations of Rule 16b-3. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee's lifetime, shall be exercisable only by the optionee. In the event of any Rule 16b-3 permitted transfer of an option hereunder, the transferee shall be entitled to exercise the option in the same manner and only to the same extent as the optionee (or his personal representative or the person who would have acquired the right to exercise the option by bequest or intestate succession) would have been entitled to exercise the option under Sections 6, 7 and 11 had the option not been transferred.

      11.     Payment Upon Exercise of Options.

              (a) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, by optionee's personal check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States (collectively, "Cash Consideration'); provided, however, that, except for options granted under
Section 7, the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of the option; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. The exercise price of any options granted under Section 7 shall be paid in Cash Consideration, the consideration specified in clauses (i) or (ii) of the preceding sentence, or in any combination thereof. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option (excluding options granted under Section 7, above) and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

              (b) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option; provided, however, that no such additional options may be granted with respect to options granted pursuant to Section 7, above. Any additional option shall be subject to the provisions of Section 6(e), above.

      12.     Withholding Taxes.

              (a) No Stock shall be delivered under the Plan to any participant until the participant has made arrangements acceptable to the Committee (or in the case of exercise of options granted to Named Executives, the Subcommittee) for the satisfaction of federal, state, and local income and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan or to the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. Upon exercise of a stock option the Company shall withhold from the optionee an amount sufficient to satisfy federal, state and local income and social security tax withholding obligations.

              (b) In the event that such tax withholding is satisfied by the Company or the optionee's employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option; provided, however, that no such additional options may be granted with respect to options granted pursuant to Section 7, above. Any additional option shall be subject to the provisions of Section 6(e), above.

      13.     Change in Control.

              (a) For purposes of this Section 13, a "Change in Control" shall be deemed to occur upon:

                  (i) The direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

                  (ii) A change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

                  (iii)Approval by the Company's stockholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                  (iv) Approval by the Company's stockholders of (A) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) or (B) the complete liquidation or dissolution of the Company; or

                  (v) Approval by the Company's stockholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                  (vi) For the purpose of this Section 13, "Approval by the Company's Stockholders" shall mean approval by a majority of those shares of Stock voting at a stockholder's meeting at which a quorum is present, excluding shares beneficially owned (within the meaning of Rule 13d-3 under the Exchange
 Act) by the Non-Employee Directors.

              (b) Except for options  granted to  Non-Employee  Directors  under
Section 7, the Committee may provide in any stock option agreement (or in an amendment thereto) that, in the event of any Change in Control, any outstanding options covered by such an agreement shall be fully vested, nonforfeitable and become exercisable, as of the date of the Change in Control.

              (c) If the Committee determines to incorporate a Change in Control provision in any option agreement hereunder, the agreement shall provide that,
(i) in the event of a Change in Control described in clauses (i), (ii) and (v) of paragraph (a) above, the option shall remain exercisable for the remaining term of the option and (ii) in the event of a Change in Control described in clauses (iii) or (iv) of paragraph (a) above, the option shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.

              (d) As to any options granted under Section 7 to Non-Employee Directors, (i) in the event of a Change in Control described in clauses (i),
(ii) or (v) of paragraph (a) above, any such outstanding options under the Plan shall become fully vested and remain exercisable for the remaining term of such options and (ii) in the event of a Change in Control described in clauses (iii) or (iv) of paragraph (a) above, outstanding options under the Plan shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein.

              (e) Notwithstanding the foregoing provisions of this Section 13, an outstanding option may not be accelerated under this Section 13 if and to the extent (i) such option is, in connection with the transaction giving rise to a Change of Control, either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the corporate transaction giving rise to the Change of Control and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

      14.     Stockholder Approval. The Plan and any options granted pursuant to
Section 7 and options granted to Covered Employees hereunder shall become effective only upon approval by the holders of a majority of the Company's shares voting (in person or by proxy) at a stockholders' meeting held within 12 months of the Board's adoption of the Plan. The Committee may grant stock options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained, no such option shall be exercisable. In the event that stockholder approval is not obtained within the period provided above, all options described in this Section 14 previously granted above, shall terminate.

      15. Rule 16b-3 Compliance. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the grants under Section 5 hereof as grants under a non-discretionary formula under Rule 16b-3 such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan with respect to grants of options to Non-Employee Directors.



                                      PROXY
                                 SEMITOOL, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                         TO BE HELD ON February 9, 1999.

RAYMON F. THOMPSON and WILLIAM A. FREEMAN, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Semitool, Inc. (the "Company"), to be held on February 9, 1999, and any adjournment or postponement thereof.

Election of all directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).
Nominees: RAYMON F. THOMPSON, HOWARD E. BATEMAN, RICHARD A. DASEN, TIMOTHY C. DODKIN, DANIEL J. EIGEMAN AND CALVIN S. ROBINSON.

BOARD OF DIRECTORS' RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of Directors, FOR approval of the ratification of the Amended and Restated Semitool, Inc. 1994 Stock Option Plan, as amended and FOR ratification of the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1999.

If you wish to vote in accordance with the Board of Directors' recommendations you need not mark any boxes, just sign and date on the reverse side.

                          [FORM OF BACK OF PROXY CARD]


Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                   ----------------------------------------------------------

1.  Election of Directors (see  reverse):
          [ ] FOR       [ ] WITHHELD

          FOR,   except  vote   withheld  from  the following  nominee(s):


2. To approve and ratify the Amended and Restated Semitool, Inc. 1994 Stock Option Plan, as amended, increasing the number of shares of Common Stock available for issuance thereunder by 200,000 shares from 1,300,000 shares to 1,500,000 shares:

          [ ] FOR       [ ] AGAINST         [ ] ABSTAIN


3. To ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 1999:

          [ ] FOR       [ ] AGAINST         [ ] ABSTAIN


Mark here for  address  change  and  note  at  left [ ]


Please sign and date where indicated. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature_______________________________               Date_____________________

Signature_______________________________               Date_____________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.